                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /

     Check the appropriate box:
     / / Preliminary Proxy Statement            / / Confidential, for
                                                    Use of the Commission
                                                    Only (as permitted by
                                                    Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             POGO PRODUCING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):
     /X/ No fee required.
     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:
________________________________________________________________________________

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                                       POGO PRODUCING COMPANY
PAUL G. VAN WAGENEN
CHAIRMAN, PRESIDENT &
CHIEF EXECUTIVE OFFICER

                                               March 24, 1997

Dear Shareholders of Pogo Producing Company:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Pogo Producing Company (the "Company"), which will be held in the Century II Room, Renaissance Houston Hotel, Six Greenway Plaza, Houston, Texas 77046, on Tuesday, April 22, 1997, at 10:00 a.m., CDT (Houston time).

     At the meeting you will be asked to consider and vote upon: (1) election of four directors, each for a term of three years; (2) ratification of the appointment of independent public accountants to audit the financial statements of the Company; and (3) such other business as may properly come before the meeting or any adjournment thereof.

     We hope that you will find it convenient to attend the meeting in person. However, whether or not you expect to attend, in order to assure your representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy. A return envelope is provided, and no postage need be affixed if mailed in the United States.

                                               Sincerely,

                                               /s/ Paul G. Van Wagenen

                                               Paul G. Van Wagenen
                                               Chairman of the Board

5 GREENWAY PLAZA, SUITE 2700 HOUSTON, TEXAS 77046-0504
P.O. BOX 2504 HOUSTON, TEXAS 77252-2504
713/297-5000 FAX 713/297-5100

                             POGO PRODUCING COMPANY
                                 P.O. BOX 2504
                           HOUSTON, TEXAS 77252-2504

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 1997

                            ------------------------

TO THE SHAREHOLDERS OF
POGO PRODUCING COMPANY:

     Notice is hereby given that the Annual Meeting of Shareholders of Pogo Producing Company (the "Company") will be held at the Century II Room, Renaissance Houston Hotel, Six Greenway Plaza, Houston, Texas 77046, on Tuesday, April 22, 1997, at 10:00 a.m., CDT (Houston time), for the following purposes:

        1. To elect four members of the board of directors to serve until the 2000 annual meeting;

        2. To approve the appointment of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the year 1997; and

        3. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 7, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to sign, date and return the accompanying proxy as soon as possible.

                                    By Order of the Board of Directors,

                                    /s/  Gerald A. Morton

                                    GERALD A. MORTON
                                    Corporate Secretary

                             POGO PRODUCING COMPANY
                          5 GREENWAY PLAZA, SUITE 2700
                           HOUSTON, TEXAS 77046-0504
                                  713/297-5000

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the "Board of Directors") of Pogo Producing Company (the "Company") to be voted at the Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying notice.

     This proxy statement and the accompanying proxy card are being mailed to shareholders beginning on or about March 24, 1997. The Company will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by officers and regular employees of the Company. The Company also expects to retain D.F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies. The Company anticipates that the fees and expenses it will incur for such service will be less than $25,000. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

                                VOTING OF SHARES

     As of the close of business on March 7, 1997, the record date for determining shareholders entitled to vote at the meeting, the Company had outstanding and entitled to vote 33,361,089 shares of common stock, par value $1.00 per share ("Common Stock"). The Company has no other class of stock outstanding which is entitled to vote at the meeting. Each share of Common Stock is entitled to one vote with respect to the matters to be acted upon at the meeting. Shareholders are not allowed to cumulate votes in the election of directors. The presence, in person or by proxy, of the holders of a majority of the votes represented by outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting.

     In accordance with Delaware law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the annual meeting of shareholders is required to elect directors to the Company's Board of Directors and decide any proposals that may be brought before the meeting including the appointment of Arthur Andersen LLP to audit the financial statements of the Company for 1997. Abstentions from proposals are treated as votes against that particular proposal. Broker non-votes on proposals are treated as votes withheld by the beneficial holders of the applicable shares and, therefore, such shares are treated as not voting on the proposal as to which there is the broker non-vote.

     All duly executed proxies received before the meeting will be voted in accordance with the choices specified thereon. As to a matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (1) FOR the election as directors of the four nominees listed herein, (2) FOR the appointment of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for 1997 and (3) in the discretion of such persons in connection with any other business that may properly come before the meeting.

                            REVOCABILITY OF PROXIES

     Shareholders have the unconditional right to revoke their proxies at any time prior to the voting of their proxies at the annual meeting by (i) filing a written revocation with the secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Shareholders, (ii) giving a duly executed proxy bearing a later date, or (iii) attending the annual meeting and voting in person. Attendance by shareholders at the annual meeting will not, of itself, revoke their proxies.

                           ELECTION OF FOUR DIRECTORS

     Unless contrary instructions are set forth on the proxies, it is intended that the persons named in the proxy will vote all shares represented by proxies FOR the election as directors of Messrs. Tobin Armstrong, Gerrit W. Gong, J. Stuart Hunt and Jack A. Vickers, each of whom is presently a director of the Company.

     If the four nominees are elected at this meeting, each will serve for a term of three years ending in 2000. The Restated Certificate of Incorporation of the Company provides for the classification of the Board of Directors into three classes having staggered terms of three years each. The eight continuing directors named below will not be required to stand for election at this meeting, as their present terms expire in either 1998 or 1999. Should any of Messrs. Armstrong, Gong, Hunt or Vickers become unable or unwilling to accept nomination or election, the persons acting under the proxy will vote for the election, in his stead, of such other person as the Board of Directors may recommend. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. Proxies cannot be voted for more than four nominees, including those listed below.

                                    NOMINEES

  The following table sets forth information concerning the four nominees for election as directors at the 1997 Annual Meeting, including the business experience of each during the past five years and the number of shares of Common Stock beneficially owned by each based on information as of March 1, 1997.

                                                               COMMON STOCK
                                                           BENEFICIALLY OWNED(1)
                                                           ------------------------
                                                                          PERCENT
                                                            NUMBER OF         OF
            NAME AND BUSINESS EXPERIENCE                     SHARES       CLASS(2)
            ----------------------------                  ------------    --------
TOBIN ARMSTRONG has been engaged for more than five years   40,000(3)      *
 in the ranching business. Mr. Armstrong, 73, has served
 as a Director of the Company since 1977 and currently
 serves as a member of its Compensation Committee.

GERRIT W. GONG has been the Director of Asian Studies for   21,000(4)      *
 the Center for Strategic and International Studies, in
 Washington, D.C. for more than five years. Dr. Gong, 43,
 has served as a Director of the Company since 1993 and
 currently serves as a member of its Audit Committee.

J. STUART HUNT has been engaged for more than five             100         *
 years in managing his personal investments. Mr. Hunt,
 75, has served as a Director of the Company since 1983
 and currently serves as a member of its Executive
 and Audit Committees. Mr. Hunt is
 also a director of CMS Nomeco Oil & Gas Co.

JACK A. VICKERS has been the owner of The Vickers           35,100(5)      *
 Companies for more than five years. Mr. Vickers, 71, has
 served as a Director of the Company since 1985.

--------
(1) Under regulations of the Securities and Exchange Commission (the "SEC"), shares are deemed to be "beneficially owned" by a person if he directly or indirectly has or shares the power to vote or to dispose of such shares, whether or not he has any economic interest in such shares. In addition, a person is deemed to own beneficially any shares as to which he has the right to acquire beneficial ownership within 60 days, such as by exercise of an option or by conversion of another security. Each person has sole power to vote and dispose of the shares listed opposite his name except as indicated in other footnotes. Percentages are rounded to the nearest one-tenth of one percent.
(2) An asterisk indicates less than 1%.
(3) The shares listed include 20,000 shares subject to options exercisable within 60 days and 1,250 shares held in a family partnership in which Mr. Armstrong is the general partner.
(4) The shares listed include 20,000 shares subject to options exercisable within 60 days.
(5) The shares listed include 35,000 shares subject to options exercisable within 60 days.

DIRECTORS WITH TERMS EXPIRING IN 1998 AND 1999

  The following table sets forth information concerning the eight directors of the Company not required to stand for re-election at the 1997 Annual Meeting, including the business experience of each during the past five years and the shares of Common Stock of the Company beneficially owned by each based on information as of March 1, 1997.

                              CONTINUING DIRECTORS

                                                               COMMON STOCK
                                                               BENEFICIALLY
                                                                 OWNED(1)
                                                           --------------------
                                                            NUMBER   PERCENT OF
              NAME AND BUSINESS EXPERIENCE                 OF SHARES  CLASS(2)
              ----------------------------                 --------- ----------
JACK S. BLANTON has been President of Eddy Refining         42,000(3)      *
 Company since 1958 and Chairman of the Board of Houston
 Endowment, Inc. since 1990. Mr. Blanton, 69, has served
 as a Director of the Company since 1991 and currently
 serves as the Chairman of its Compensation Committee. His
 present term expires in 1998. Mr. Blanton also serves as
 a director of Ashland, Inc., SBC Communications Inc.,
 Baker Hughes Incorporated and Burlington Northern Santa
 Fe Corporation.

W.M. BRUMLEY, JR., has been engaged for more than           73,594(4)      *
 five years in managing his personal investments. Mr.
 Brumley, 68, has served as a Director of the Company
 since 1977 and currently serves as the Chairman of its
 Audit Committee.  His present term expires in 1999.

JOHN B. CARTER, JR., has been Chairman of Houston Na-      100,000(5)      *
 tional Bank for more than five years. Mr. Carter,
 72, was originally elected to the Company's Board of
 Directors in 1977 and currently serves as a member of
 its Executive and Audit Committees.  His
 present term expires in 1999.

WILLIAM L. FISHER is and has been a Professor of            30,000(3)      *
 Geological Sciences and occupant of the Barrow Chair of
 Mineral Resources at the University of Texas at Austin
 for more than five years. Dr. Fisher, 64, has served as
 a Director of the Company since February 1992 and cur-
 rently serves as a member of its Compensation Commitee.
 His present term expires in 1998.

WILLIAM E. GIPSON, has been an independent petroleum        61,052(6)      *
 geologist and the President of Wines of Pheasant
 Ridge for more than five years. Mr. Gipson, 72, has
 served as a Director of the Company
 since 1970 and currently serves as a member of its Audit
 Committee. His present term expires in 1998.

FREDERICK A. KLINGENSTEIN has been Chairman of             2,495,523(7)      7.4%
 Klingenstein, Fields & Co., L.P., an investment ad-
 visory firm, since 1989. Mr. Klingenstein, 65, has
 served as a Director of the Company since 1987 and
 currently serves as a member of its Executive and
 Compensation Committees.  His present term expires
 in 1999.

                                             (Table continued on following page)

                                                                  COMMON STOCK
                                                                  BENEFICIALLY
                                                                    OWNED(1)
                                                               --------------------
                                                            NUMBER          PERCENT OF
              NAME AND BUSINESS EXPERIENCE                 OF SHARES         CLASS(2)
              ----------------------------                 ---------       ----------

NICHOLAS R. PETRY is Chairman of the Board of Petry        86,000(5)          *
 Company and Managing Partner of N.G. Petry Construction
 Company and Mill Iron Ranches. He has been engaged in
 such businesses for more than five years. Mr. Petry, 78,
 has served as a Director of the Company since 1981 and
 currently serves as a member of its Executive and
 Compensation Committees. His present term expires in
 1998.

PAUL G. VAN WAGENEN became Chairman of the Board and        92,598(8)          *
 Chief Executive Officer of the Company in March
 1991. He had previously been elected
 President of the Company in 1990. Mr. Van Wagenen,
 51, has served as a Director of the Company since
 1988 and currently serves as the Chairman of its Ex-
 ecutive Committee.  His present term expires in 1999.

--------
(1) See note 1 to table entitled "Nominees."
(2) An asterisk indicates less than 1%.
(3) The shares listed include 30,000 shares subject to options exercisable within 60 days.
(4) The shares listed include 50,250 shares subject to options exercisable within 60 days.
(5) The shares listed include 35,000 shares subject to options exercisable within 60 days.
(6) The shares listed include 26,000 shares of Common Stock subject to options exercisable within 60 days and 3,000 shares of Common Stock held in trust by Mr. Gipson for the benefit of his children.
(7) See note (4) to table entitled "Principal Shareholders." The shares listed include 20,000 shares subject to options exercisable within 60 days.
(8) The shares listed include 11,146 shares held for Mr. Van Wagenen's account under the Company's Tax-Advantaged Savings Plan, 58,334 shares subject to options exercisable within 60 days, and 1,105 shares granted as restricted stock to Mr. Van Wagenen during 1996 pursuant to the Company's 1995 Long-Term Incentive Plan (the "Incentive
    Plan") which have not yet vested.


ORGANIZATION AND ACTIVITY OF THE BOARD OF DIRECTORS

  In addition to the Executive Committee, comprised of Messrs. Van Wagenen (Chairman), Carter, Hunt, Klingenstein and Petry, the Board of Directors has an Audit
Committee comprised of Messrs. Brumley (Chairman), Carter, Fisher, Gipson and Gong and a Compensation Committee comprised of Messrs. Blanton (Chairman), Armstrong, Fisher, Klingenstein and Petry. The functions of the Audit
Committee are to recommend to the Board of Directors the firm of independent public accountants to be engaged to audit the financial statements of the Company, to review the plan and scope of the audit, to review with the auditors and Company officers the Company's significant accounting policies and its internal controls, and to have general responsibility in connection with related matters. The Compensation Committee approves any form of compensation for the Company's employees; administers the granting of employment contracts to certain officers of the Company; and administers the granting of stock options to certain key employees under the Company's stock option plans. The Board of Directors has no standing nominating committee.

  The Board of Directors held four meetings during 1996. The Audit and Compensation Committees each held two meetings during the year. The Executive Committee held one meeting during the year. No director attended fewer than 75% of the total meetings held during 1996 by the Board of Directors or any committee thereof on which he served.

                  COMMON STOCK OWNED BY DIRECTORS AND OFFICERS

  The following table sets forth information regarding the Common Stock beneficially owned by each of the Company's executive officers named in the Summary Compensation Table that appears under "Executive Compensation" and all of the directors and officers of the Company as a group based on information as of March 1, 1997.

                                                          NUMBER
                                                        OF SHARES
                                                       BENEFICIALLY   PERCENT
NAME                                                     OWNED(1)   OF CLASS(2)
----                                                   ------------ -----------
Stuart P. Burbach.....................................     49,059         *
Kenneth R. Good.......................................     72,668         *
Radford P. Laney......................................     25,242         *
Sammie M. Shaw........................................     52,483         *
Paul G. Van Wagenen...................................     92,598         *
All directors and executive officers as a group (24
 persons).............................................  3,376,550      10.0%

--------
(1) See note (1) to table entitled "Nominees." The shares listed include: (a) shares subject to options exercisable within 60 days as follows: Mr. Burbach, 40,958 shares; Mr. Good, 54,187 shares; Mr. Laney, 14,000 shares; Mr. Shaw, 27,541 shares; Mr. Van Wagenen, 58,334 shares; all directors and executive officers as a group, 551,067 shares; (b) shares held under the Tax-Advantaged Savings Plan as follows: Mr. Burbach, 6,068; Mr. Good, 15,946; Mr. Laney 9,569; Mr. Shaw, 1,797; Mr. Van Wagenen, 11,146; all
    directors and executive officers as a group, 77,299 shares; and (c) shares of restricted stock granted pursuant to the Incentive Plan that have not yet vested as follows: Messrs. Burbach, Good and Laney, 553 shares; Mr. Shaw, 369 shares; Mr. Van Wagenen, 1,105 shares; all directors and executive officers as a group, 3,871 shares.

(2) An asterisk indicates less than 1%.

                             PRINCIPAL SHAREHOLDERS

  The following table sets forth, with respect to each person (or "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, the number of shares beneficially owned and the percentage such number constitutes of the entire class as of March 1, 1997, or as applicable, the date of filing of the document indicated in footnote (1). To the Company's knowledge, no person or group holds 5% or more of the Company's 5 1/2%
Convertible Subordinated Notes due 2004 (the "2004 Notes") or, except as noted below with respect to the interests of certain affilates of FMR Corp., the Company's 5 1/2% Convertible Subordinated Notes due 2006 (the "2006 Notes").

                                                        BENEFICIAL OWNERSHIP(1)
                                                        -----------------------
                                                           SHARES    PERCENTAGE
                                                        ------------ ----------
State Farm Mutual Automobile........................... 5,520,077(2)    16.6%
 Insurance Company
 and certain affiliates
 One State Farm Plaza
 Bloomington, Illinois 61701
FMR Corp............................................... 5,373,053(3)    15.6%
 and certain affiliates
 82 Devonshire Street
 Boston, Massachusetts 02109-3614
Frederick A. Klingenstein,............................. 2,923,241(4)     8.7%
 John Klingenstein and
 Klingenstein, Fields & Co., L.P.
 787 Seventh Avenue
 New York, New York 10019
American Express Company............................... 2,390,735(5)     7.2%
 American Express Tower
 200 Vesey Street
 New York, New York 10285
 and American Express Financial Corporation
 IDS Tower 10
 Minneapolis, MN  55440
Leon G. Cooperman...................................... 2,151,631(6)     6.4%
 and certain affiliates
 c/o Omega Advisors, Inc.
 88 Pine Street
 Wall Street Plaza - 31st Floor
 New York, New York 10005

--------
(1) See footnote (1) to table entitled "Nominees." Information in the table and footnotes is based on the most recent respective Statement on Schedule 13G or 13D or amendment thereto filed by such persons with the Securities and Exchange Commission (the "SEC"), except as otherwise known to the Company.

                                        (Footnotes continued on following page)

(2) Of such 5,520,077 shares, 3,180,145 shares are reported as beneficially owned by State Farm Mutual Automobile Insurance Company, 957,766 shares by State Farm Life Insurance Company, 1,235,766 shares by State Farm Insurance Companies Employee Retirement Trust and 146,400 shares by State Farm Fire & Casualty Company. The Schedule 13G filed jointly by such entities indicates that such entities may be deemed to constitute a group but states that each such person disclaims beneficial ownership as to all shares not specifically attributed to such entity in this footnote and disclaims that it is part of a group.
(3) Of such 5,373,053 shares, 5,141,870 shares are reported as beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., as a result of acting as investment advisor to various investment companies. The shares owned by the investment companies include 180,276 shares issuable upon conversion of the 2004 Notes, which comprises $4,000,000 or 4.6% of the 2004 Notes currently outstanding, and 688,630 shares issuable upon conversion of the 2006 Notes, which comprises $29,050,000 or 25.3% of the 2006 Notes currently outstanding. One investment company, Fidelity Contrafund, reported beneficial ownership of 2,229,300 shares (6.5% of the Company's outstanding Common Stock), including 329,500 shares issuable upon conversion of the 2006
    Notes, which comprises $13,900,000 or 12.1% of the 2006 Notes currently outstanding. Fidelity Management Trust Company ("FMRC"), another wholly owned subsidiary of FMR Corp., reports beneficial ownership of the remaining 231,183 shares as a result of serving as investment manager to the accounts in which such shares are held at FMRC. The shares held in the accounts at FMRC include 90,138 shares issuable upon conversion of the 2004 Notes, which comprises $2,000,000 or 2.3% of the 2004 Notes currently outstanding, and 141,045 shares issuable upon conversion of the 2006 Notes, which comprises $5,950,000 or 5.2% of the 2006 Notes currently outstanding. Edward C. Johnson 3d and FMR Corp. each report sole dispositive power with respect to 5,373,053 shares and sole voting power with respect to only 231,183 shares. The Schedule 13G states that Mr. Johnson, together with Abigail P. Johnson and various members of Mr. Johnson's family and trusts for their benefit, through their ownership of voting common stock and the execution of a shareholder's voting agreement, may be deemed to form a controlling group with respect to FMR Corp.
(4) Frederick A. Klingenstein and his brother John Klingenstein are affiliates of Klingenstein, Fields & Co., L.P. Of such 2,923,241 shares, 2,923,241 shares are reported as beneficially owned by Klingenstein, Fields & Co., L.P., 2,475,523 shares by Frederick A. Klingenstein and 2,445,190 shares by John Klingenstein. Frederick A. Klingenstein, John Klingenstein and Klingenstein, Fields & Co., L.P. each reported shared dispositive power with respect to 2,475,523 shares, 2,445,190 shares and 2,923,241 shares, respectively, and shared voting power with respect to 1,731,731 shares, 1,880,536 shares and no shares, respectively. Frederick A. Klingenstein and John Klingenstein each reported sole voting power with respect to 743,792 shares and 564,654 shares, respectively. In addition, Frederick A. Klingenstein beneficially owns, and has sole voting and dispositive power with respect to, 20,000 shares subject to options exercisable within 60 days. Frederick Klingenstein disclaims beneficial ownership of a portion of the shares attributed to him above. John Klingenstein disclaims beneficial ownership of a portion of the shares attributed to him above. Shares attributed to each individual include shares owned jointly with his wife, by trusts of which he is the trustee and by others who have granted him a power of attorney to vote and dispose of shares.
                                         (Footnotes continued on following page)

(5) All 2,390,735 shares are reported as beneficially owned by both American Express Company and its subsidiary American Express Financial Corporation, each of whom disclaim any sole voting or dispositive power with respect to any of the shares. Each of American Express Company and American Express Financial Corporation report shared voting power with respect to 1,438,135 shares and shared dispositive power with respect to 2,390,735 shares. In its Schedule 13G filing, American Express Company expressly disclaims beneficial ownership of the shares attributable to it in such filing.
(6) Of the 2,151,631 shares reported as beneficially owned by Leon G.
    Cooperman, 1,722,200 shares (including 38,039 shares issuable upon conversion of 2004 Notes, which comprises $844,000 or 1% of the 2004 Notes currently outstanding) are held in various investment entities controlled by him and with respect to which he reports sole voting and dispositive power, and 429,431 shares (including 7,031 shares issuable upon conversion of 2004 Notes, which comprises $156,000 or 0.2% of the 2004 Notes currently outstanding) are held in investment accounts for unrelated third parties that are managed by Mr. Cooperman and with respect to which he reports shared voting and dispositive power.

                             EXECUTIVE COMPENSATION

  I. SUMMARY COMPENSATION TABLE. The following table (the "Summary Compensation Table") sets forth certain information regarding annual and long-term compensation of each of the named executive officers of the Company during 1994, 1995 and 1996.

                                      SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                    COMPENSATION
                                                                ---------------------
                                   ANNUAL COMPENSATION                 AWARDS
                              ------------------------------    ---------------------
                                                                           SECURITIES
                                                   OTHER ANNUAL RESTRICTED UNDERLYING  ALL OTHER
   NAME AND PRINCIPAL                    BONUS     COMPENSATION   STOCK     OPTIONS   COMPENSATION
        POSITION         YEAR SALARY($)   ($)        ($)(2)       AWARDS      (#)        ($)(4)
   ------------------    ---- --------- ---------- ------------ ---------- ---------- ------------
Paul G. Van Wagenen..... 1996 $612,495  $75,000(1)      --       $37,500(3)  50,000     $47,000
 Director, Chairman of
  the Board,             1995  528,117   20,000         --        20,000     50,000       9,240
 President and Chief
  Executive              1994  443,742      --          --           --      40,000       9,220
 Officer
Kenneth R. Good......... 1996 $244,575  $37,500(1)      --       $18,750(3)  25,000     $28,250
 Corporate Senior Vice   1995  213,028   12,500         --        12,500     25,000       9,240
 President               1994  189,375      --          --           --      20,000       9,220
Stuart P. Burbach....... 1996 $222,503  $37,500(1)      --       $18,750(3)  20,000     $28,250
 Vice President and      1995  196,000   20,000         --        20,000     20,000       9,240
 Offshore Division
  Manager                1994  174,375      --          --           --       8,000       9,220
Radford P. Laney........ 1996 $186,875  $37,500(1)      --       $18,750(3)  14,000     $28,250
 Vice President and      1995  161,750   12,500         --        12,500     10,000       9,240
 International Division
  Manager                1994  146,250      --          --           --       7,000       9,220
Sammie M. Shaw.......... 1996 $180,985  $25,000(1)      --       $12,500(3)  14,000     $22,000
 Vice President--
  Operations             1995  160,290   20,000         --        20,000     12,000       9,240
                         1994  150,290      --          --           --       8,000       8,985

--------
(1) This amount represents a bonus paid pursuant to the Incentive Plan in equal parts cash and restricted stock, being valued at the fair market value of the Company's common stock at their grant date (August 1, 1996).
(2) No executive received perquisites or other personal benefits in any year shown which exceeded 10% of his salary.
(3) This amount represents the fair market value at their grant date (August 1, 1996) of unvested restricted stock awards made to the named individuals pursuant to the Incentive Plan. Each such award shall vest on August 1, 1997, contingent upon, among other things, such employee's continued employment with the
    Company through August 1, 1997. As of December 31, 1996, the aggregate restricted share holdings granted during 1996 and their value (based upon a per share price of $47.25, the closing price of the Common Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for December 31, 1996) of each of the named individuals were: Mr. Van Wagenen, 1,105 shares worth $52,211, Messrs. Good, Burbach and Laney, 553 shares each worth $26,129 and Mr. Shaw, 369 shares worth $17,435. Dividends on the Common Stock referred to in this column are not payable until such shares become fully vested as described above.
(4) These amounts represent Company matching contributions to the Tax-Advantaged Savings Plan (401(k) Plan), including $9,500 for each of the named individuals in 1996, and the right to recieve a deferred cash bonus pursuant to the Incentive Plan, which bonus is contingent upon, among other things, such employee's continued employment with the Company through August 1, 1997, in the following amounts: Mr. Van Wagenen, $37,500, Messrs. Good, Burbach and Laney, $18,750 and Mr. Shaw, $12,500.

  II. STOCK OPTION PLANS. Option Grants Table. The following table shows further information on grants of stock options during 1996 to the named executive officers which are reflected in the preceding Summary Compensation Table. The Board of Directors granted no stock options with stock appreciation rights in 1996.

                             OPTION GRANTS IN 1996

                               INDIVIDUAL GRANTS

-------------------------------------------------------------------------------------------------
                         NUMBER OF   PERCENT OF
                         SECURITIES TOTAL OPTIONS
                         UNDERLYING    GRANTED    EXERCISE OR BASE
                          OPTIONS   TO EMPLOYEES       PRICE        EXPIRATION      GRANT DATE
          NAME            GRANTED      IN 1996    ($ PER SHARE)(1)     DATE      PRESENT VALUE(2)
          ----           ---------- ------------- ---------------- ------------- ----------------
Paul G. Van Wagenen.....   50,000       14.2%         $33.9375     July 31, 2006    $1,002,300
Kenneth R. Good.........   25,000        7.1%          33.9375     July 31, 2006       501,150
Stuart P. Burbach.......   20,000        5.7%          33.9375     July 31, 2006       400,920
Radford P. Laney........   14,000        4.0%          33.9375     July 31, 2006       280,644
Sammie M. Shaw..........   14,000        4.0%          33.9375     July 31, 2006       280,644

--------
(1) The option exercise price was 100% of the fair market value of the Common Stock on August 1, 1996, the date of grant. Generally, options granted under the Company's stock option plans to employees become exercisable in three equal increments on each of the three anniversaries following the grant date. In addition, if a change of control of the Company were to occur, the unvested options would become immediately exercisable subject, in certain instances, to the discretion of the Compensation Committee of the Board of Directors.
(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options and applying certain assumptions thereunder, including an underlying security price on the date of grant equal to the exercise price set forth above, the expiration set forth above, a risk free rate of interest during the life of the options equal to 6.650% (the rate of interest on 10-year U.S. Treasury Bonds on the grant date of the options), a $0.12 annual dividend rate over the life of the options and volatility during the life of the options equal to 36.86% (the average monthly price volatility for the Common Stock for the four years preceding the grant date).

  1996 Option Exercises and December 31, 1996 Values Table. Shown below is information with respect to unexercised options to purchase Common Stock granted under the Company's stock option plans to the named executive officers and held by them at December 31, 1996.

AGGREGATE OPTION EXERCISES IN 1996 AND 1996 OPTION VALUES AT DECEMBER 31, 1996

                                                      NUMBER OF           VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS          IN-THE-MONEY
                          SHARES                       HELD AT                 OPTIONS AT
                         ACQUIRED                 DECEMBER 31, 1996       DECEMBER 31, 1996(1)
                            ON       VALUE    ------------------------- -------------------------
          NAME           EXERCISE REALIZED($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           -------- ----------- ------------------------- -------------------------
Paul G. Van Wagenen.....    --        --            58,334/96,666          $1,576,683/$1,842,692
Kenneth R. Good.........  10,000   $307,500         54,187/48,334           1,679,866/   921,370
Stuart P. Burbach.......    --        --            40,958/40,000           1,289,365/   770,833
Radford P. Laney........   5,000    117,188         14,000/23,000             394,833/   413,354
Sammie M. Shaw..........    --        --            27,541/24,667             892,550/   455,383

--------
(1) Based on the per share closing price of the Common Stock as reported on The New York Stock Exchange, Inc.'s Composite Transactions Reporting System for December 31, 1996 ($47.25).

  III. RETIREMENT PLAN. The Company maintains a noncontributory retirement plan (the "Retirement Plan"), covering all salaried employees, under which the Company annually makes such contributions as are actuarially necessary to provide the retirement benefits established under such plan. The following table shows estimated annual benefits payable under the Retirement Plan upon retirement at age 65, based on average annual salary during the five highest consecutive years of the ten years before retirement, to persons having the average salary levels and years of service specified in the table.

                               PENSION PLAN TABLE

          AVERAGE ANNUAL                   YEARS OF SERVICE AT RETIREMENT
           SALARY BEFORE            --------------------------------------------
            RETIREMENT              15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
          --------------            -------- -------- -------- -------- --------
   $200,000........................   58,461   77,948   97,435  116,922  136,409
    300,000........................   88,461  117,948  147,435  176,922  206,409
    400,000........................  118,461  157,948  197,435  236,922  276,409
    500,000........................  148,461  197,948  247,435  296,922  346,409
    600,000........................  178,461  237,948  297,435  356,922  416,409
    700,000........................  208,461  277,948  347,435  416,922  486,409

  Benefits under the Retirement Plan are based on a percentage of employee earnings, length of service and certain other factors and are payable upon normal retirement at age 65, upon early retirement at age 55 or after termination of employment under certain circumstances. The Retirement Plan provides that annual benefits under such plan are limited to the maximum amount prescribed by sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), for pensions payable under tax-qualified retirement plans. For 1996, the Code provides that the annual compensation of each employee which is to be taken into account under the Retirement Plan cannot exceed $150,000, and the maximum allowable pension benefit payable under such plan would be limited to $120,000. In order to maintain benefit levels under the Retirement Plan to which they would otherwise be entitled but for limitations prescribed by the Code, the Company has entered into agreements with Messrs. Van Wagenen and Good to supplement their (and their spouses') benefits under the Retirement Plan in the event and to the extent that these Code limitations reduce the retirement benefits that would otherwise be payable to such individuals under the Retirement Plan.

  Messrs. Van Wagenen, Good, Burbach, Shaw and Laney each have approximately seventeen, nineteen, nine, fifteen and nineteen credited years of service, respectively, under the Retirement Plan.

  IV. TAX-ADVANTAGED SAVINGS PLAN. The Company has a Tax-Advantaged Savings Plan (the "Savings Plan") in which all salaried employees may participate. Under the Savings Plan, a participating employee may allocate up to 10% of such employee's salary as a tax-deferred contribution (subject to a maximum dollar limitation of $9,500 for 1997), and the Company makes matching contributions of 100% of the amount contributed, up to 6% of such employee's salary.

  Funds contributed to the Savings Plan by an employee and the earnings and accretions thereon may, according to instructions from such employee, be used to purchase shares of Common Stock or to invest in certain mutual funds managed by The Vanguard Group of Investment Companies ("Vanguard"), including a money-market fund, a long-term bond fund, a balanced fund (investing in both stocks and bonds), a growth and income fund and a growth stock fund. The employee may redirect the investment of these amounts quarterly. Matching funds contributed to the Savings Plan by the Company are invested only in Common Stock. All contributions to the Savings Plan are held by entities controlled by Vanguard. Participants in the Savings Plan may exercise voting rights over shares of Common Stock held in accounts established under the Savings Plan for their benefit.

  V. SUPPLEMENTAL AND EMPLOYMENT AGREEMENTS. Messrs. Van Wagenen, Good, Burbach and Laney have each entered into two-year employment contracts, effective February 1, 1997, with the Company. Such contracts provide for minimum annual salaries for Messrs. Van Wagenen, Good, Burbach and Laney of $675,000, $275,000, $250,000 and $215,000, respectively. The contracts also provide for continuation of coverage in the Company's employee benefit plans and programs during the contract term. In addition, upon termination of employment by reason of death or disability, by the Company without cause, by the employee for good reason (as defined in the employment agreements), or within six months after a "change of control" (as defined below) of the Company, the employee is entitled to (i) compensation theretofore owed, (ii) three years' salary and bonus, (iii) compensation for retirement benefits that would have been earned had the employee completed the remaining term of the employment contract, (iv) coverage under the Company's compensation plans and practices for the remaining term of the employment contract and (v) payments to compensate the employee for the imposition of certain excise taxes imposed under the Code on payments made to such employee in connection with a change in control of the Company. "Change of control," as defined in the employment agreements, includes certain events constituting a change in the control or management of the Company (whether by merger, consolidation, acquisition of assets or stock or otherwise).

  The Company also has a supplemental disability plan under which amounts may be payable to officers of the Company from time to time in the future. Supplemental disability amounts are in addition to existing programs and are designed to bring total monthly disability benefits to a level equal to 60% of monthly salary at the time of disability. The participants in such plan include Messrs. Van Wagenen, Good, Burbach, Shaw and Laney.

  VI. COMPENSATION OF DIRECTORS. Each director, other than those who are regularly employed officers of the Company, receives an annual director's fee of $18,000. In addition each director, other than those who are regularly employed officers of the Company, receives a fee of $1,000 for each meeting of the Board of Directors (including meetings of the Executive Committee, which acts for the Board of Directors) actually attended and a fee of $250 for each meeting of the Compensation Committee or Audit Committee actually attended. Pursuant to the terms of the Company's Incentive Plan, each Non-Employee Director is granted options to purchase 10,000 shares of Common Stock on the first business day of June following such director's initial election and options to purchase 5,000 shares of Common Stock each year of his service as a director thereafter. The Company also reimburses directors for travel and related expenses incurred in attending meetings of the Board of Directors or its committees.

  VII. REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION. The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

        The Compensation Committee (referred to hereafter as the "Committee") periodically reviews the compensation of the Company's executive officers and customarily meets in July of each year to consider executive officer compensation generally, as well as specific compensation matters. In 1996, the Committee followed essentially the same policies and practices that it had followed during the prior year. In July 1996, the Committee reviewed (i) personnel evaluations of the Company's key employees, including executive officers; (ii) compensation guidelines suggested to the Company, together with comparables of industry peer group companies ("Peer Group"), prepared by an independent compensation consultant; (iii) information regarding the Company's results in meeting its principal business objectives; and (iv) the recommendations of management. The Committee ultimately approved salary levels and, where appropriate, bonuses and stock option grants for Company employees, including executive officers. In connection with these determinations, the Committee reviewed the general terms and conditions of employment of all employees of the Company including, but not limited to, each executive officer, and considered compensation practices within the industry. In addition to compensation studies submitted by the independent consultant, the Committee considered advice of legal counsel and the individual views of Committee members on the Company's goals and objectives in reaching its decisions concerning executive officer compensation, including stock option grants and bonuses. See Items I and II above, entitled "Summary Compensation Table" and "Stock Option Plans" for further information on cash compensation, bonuses and stock option grants.

          The Peer Group was selected after an examination of companies in the Company's industry that had similar property holdings in similar geographic areas, foreign as well as domestic. From that group, with the help of outside independent consultants practicing in the field of public company executive compensation, nineteen companies having a statistically meaningful range of market capitalization and gross revenue were chosen and analyzed. The companies selected for review for determining competitive compensation include those seven companies comprising the Peer
Index for which cumulative total return information is provided at
Item IX below, entitled "Performance Graph," plus twelve other companies, which cumulatively comprise the nineteen-company
Peer Group described above. Based upon information provided by the Company's independent consultants, generally the Company's officers were, in the case of base salary, in the lower half of base salary and short-term bonus provided executive officers of Peer Group comparators and, in the case of long-term compensation and bonuses, including stock options, in the lower half of similar compensation provided to executive officers of the Peer Group comparators.

          The Committee believes, and the executive compensation arrangements so reflect, that a blend of current cash compensation, fringe benefits, and long-term incentive compensation is appropriate. Current cash is provided by salary and bonuses alone, the Company having instituted in 1995 a cash and/or stock bonus policy awarding a combination of cash and/or Company stock to those key employees it thought appropriate in order to assist in retention as well as to reward past performance and encourage
Company stock ownership. Pursuant to this policy, seven key employees of the Company (not including the Chief Executive
Officer) were awarded cash and stock bonuses in August 1996.
One-half of each bonus was paid immediately in equal portions of cash and stock. The other half of the bonus (which will be paid in equal portions of cash and stock) will vest on August 1, 1997, contingent upon continued employment of the bonus recipient through that date. Executives, like all employees, participate in a tax-qualified retirement plan and a tax-qualified savings plan maintained by the Company (including an excess benefit arrangement adopted in December 1993, which is designed to provide to its executives, including the chief executive officer and other management employees, benefit opportunities otherwise curtailed by the application of certain limitations of the tax code), as well as in certain welfare benefit programs elsewhere described, which arrangements in the aggregate are substantially similar to those provided by the Peer Group comparators. Long-term incentive to executives is achieved through modest grants of stock options priced at market on the date of grant and with traditional terms and conditions.

          The Company's only long-term compensation plan is its Stock Option Plan. No options have been granted under that plan at a discount to current market price; therefore, compensation to an executive from the option plan depends entirely on increases in the market value of the Company's common stock, with the result that stock options benefit an executive if, and only to the extent that, similar benefits are received by the Company's stockholders. Moreover, the continued service requirements (which delay vesting) applicable to the stock option grants insure that, in the usual circumstances, the executive must render substantial services after the grant of options before being able to realize any value with respect to such grant.

          The Committee has adopted its executive compensation policies and practices with a view to engendering in management the principle that improving the Company's value is of paramount importance and that Company value is measured, to a lesser extent, by reference to improvement in the market value of the Company's common equity, as reflected on the national exchanges on which such equity is traded and, to a greater extent, by the most recent year's results relating to the principal corporate business objectives publicly enunciated by the Company in 1995 and established by the Committee as criteria against which executive officer performance would be measured during the period August 1995 through July
1996. These objectives include (i) maintaining or increasing hydrocarbon production levels, leading to additional revenues and earnings; (ii) growing the hydrocarbon reserves asset base; (iii) maintaining appropriate levels of debt and interest for an entity the size of the Company, and controlling overhead and operating costs consistent with the Company's activity levels; and (iv) expanding exploration and production activities in geographic areas that are proven to be consistent with Company expertise. The Committee determined in July 1996 that in every case the stated objectives had been demonstrably met to a high degree of success during the prior twelve-month period. In making its decisions, the Committee takes into account (i) success in achieving the principal corporate business objectives articulated above; (ii) evaluations by the Committee and others of the individual performance and achievement of executives; (iii) the increase in the Company's value as measured by its stock price and increase in reserve base; (iv) the individual's prior compensation level, including the number and terms of options already held by such individual, (v) with respect to individuals that have entered into employment contracts with the Company, the minimum salaries provided for therein; and (vi) compensation paid to Peer Group executives. The Committee does not assign weights to particular factors, and determination by the Committee of the exact levels of compensation, including salary, fringe benefit, and stock option awards, is based on all factors taken as a whole, but is ultimately subjective.

          In August 1996, the chief executive officer's base cash salary compensation was increased by 17%, with participation in employee benefit plans and fringe benefit programs remaining essentially constant. The Committee's determination of the chief executive officer's salary and stock option grant was based principally on the Company's achievement of its principal business objectives for several consecutive years, and the Committee's judgment that the chief executive officer's compensation package was and has been in the lower half of similar compensation for such officers in the Peer Group. For example, as to the four principal business objectives enunciated by the Company and utilized as a measurement of criteria by the Committee, (i) with a 1995 daily average of 11,786 barrels, the Company enjoyed its highest levels of crude oil and condensate production in its history. Including plant products, the daily average was 13,784 barrels, also an all time best. Natural gas volumes of 144.8 million cubic feet per day (mmcf/d) in 1994 and 121.0 mmcf/d in 1995 were the two highest years for average production since 1985; (ii) the Company replaced
305% of its proven hydrocarbon reserves produced during the year, bringing the estimated 1995 proven reserves base to 599.2 billion cubic feet equivalent (Bcfe), the highest level in the Company's entire 26 year life span; (iii) year-end 1995 total debt of $166.2 million is less than one-third of the debt level of $515.0 million a decade earlier (year-end 1985); and (iv) the acquisition of a dozen new leases in 1995 in the Outer Continental Shelf area of the Gulf of Mexico and the accelerated exploration and development activities in the Gulf of Thailand evidence significant expansion of the Company's core activities. In addition, the Committee noted the substantial contribution the chief executive officer's management style and work ethic made to the maintenance of the high morale of the Company's employees.

          In addition to its annual July meeting, the Committee also customarily meets in January of each year. In January 1996, the Committee determined to renew and to extend the Company's employment contracts. At the time such contracts were renewed and extended, minimum salaries were established in each contract which equaled the compensation currently being received by such key employee, as established in the annual salary review during the prior August. Six key employees of the Company presently have such employment contracts. The Committee believes that the employment contracts are necessary to secure for the benefit of the Company the services of the individuals offered the contracts on the terms and conditions therein stated, and to provide management stability in the event of significant corporate control events such as a tender offer, significant change in stock ownership or a proxy contest. See Item V above, entitled "Supplemental and Employment Agreements," for further information on certain of the employment contracts.

          Under Section 162(m) of the tax code, certain deductions otherwise available to the Company by reason of its incurrence of executive compensation expenses might not be deductible if (i) the aggregate of such amounts otherwise deductible in a single year by the Company with respect to one executive exceeds $1,000,000;
(ii) the executive officer is the Company's chief executive officer, or one of the four other most highly compensated officers (determined in each case as of the last day of the year); and (iii) there is not available an exception or exemption which would exclude the compensation from the limitation. Amounts payable or accrued under (i) the Company's tax-qualified plans; (ii) certain fringe benefit plans that do not result in income to the executive; and (iii) its stock option grants will all be excluded in considering whether the $1,000,000 level for a particular executive in a particular year has been exceeded. After considering Company estimates of compensation payable to its executive officers, the fact that stock option compensation will not be considered in such determination, and the advice of counsel, the Committee believes that this provision of the tax law is unlikely to have any impact upon the Company in the near term.

                              THE COMPENSATION COMMITTEE:

                              JACK S. BLANTON, CHAIRMAN
                              TOBIN ARMSTRONG
                              WILLIAM L. FISHER
                              FREDERICK A. KLINGENSTEIN
                              NICHOLAS R. PETRY

  VIII. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of the Board of Directors consists of Messrs. Jack S. Blanton (Chairman), Tobin Armstrong, William L. Fisher, Frederick A. Klingenstein and Nicholas R. Petry. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 1996 or engaged in any transactions or business relationships during 1996 that would require disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended, the Exchange Act or the Energy Policy and Conservation Act of 1975 as promulgated by the Securities and Exchange Commission.

  IX. PERFORMANCE GRAPH. Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of (i) the Standard & Poor's 500 Stock Index, (ii) the Standard & Poor's Domestic Oil Index, and (iii) a Peer Index (the "Peer Index") selected by the Company composed of Anadarko
Petroleum Corporation, Apache Corporation, The Louisiana Land & Exploration Company, Noble Affiliates, Inc., Parker & Parsley Petroleum Company, Santa Fe Energy Resources, Inc. and Seagull Energy Corporation, each for the period of five fiscal years commencing December 31, 1991 and ended December 31, 1996.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

      MEASUREMENT PERIOD                                                       S&P DOMESTIC
    (FISCAL YEAR COVERED)            POGO           S&P 500      PEER INDEX        OIL
1991                                    100.00          100.00      100.00          100.00
1992                                    182.22          107.61      118.39          106.59
1993                                    297.78          118.46      165.93          112.20
1994                                    316.52          120.02      150.26          118.59
1995                                    506.50          165.12      186.71          135.01
1996                                    849.83          203.04      243.30          173.23

Note: The stock price performance for the Company's Common Stock is not necessarily indicative of future performance. Total Shareholder Return assumes reinvestment of all dividends.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, upon recommendation of the Audit Committee, has approved and recommends voting FOR the appointment of Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company for the year 1997. Such firm has examined the Company's accounts since its organization.

  A representative of Arthur Andersen LLP will attend the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                 ANNUAL REPORT

  The annual report to shareholders, including financial statements for the year ended December 31, 1996, has been mailed to shareholders. The annual report is not a part of the proxy solicitation material.

                         PROPOSALS BY SECURITY HOLDERS

  Proposals intended to be presented by shareholders at the Company's 1998 Annual Meeting must be received by the Company, at the address set forth on the first page of this Proxy Statement, no later than November 24, 1997, in order to be included in the Company's proxy material and form of proxy relating to such meeting. Shareholder proposals must also be otherwise eligible for inclusion.

                     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
                         COMPLIANCE AND OTHER MATTERS

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Mr. Klingenstein and Mr. Laney each inadvertently failed to report, on a timely basis, one transaction on the appropriate form.

  A petition for relief, pursuant to Chapter 11 of the U.S. Bankruptcy Code, was filed by Mr. Hunt on June 14, 1993, in the U.S. Bankruptcy Court for the Northern District of Texas, Dallas Division. A plan of reorganization in this case was approved by the bankruptcy court and consummated on March 23, 1995.

                                 OTHER BUSINESS

  Management does not intend to bring any business before the annual meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the meeting by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters pursuant to the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ PAUL G. VAN WAGENEN
                                             ----------------------------------
                                             Paul G. Van Wagenen
                                             Chairman of the Board

March 24, 1997

                            POGO PRODUCING COMPANY
PROXY                                                                     PROXY
  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
              OF SHAREHOLDERS TO BE HELD TUESDAY, APRIL 22, 1997.

  The undersigned hereby appoints Paul G. Van Wagenen and John O. McCoy, Jr. jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock of Pogo Producing Company that the undersigned would be entitled to vote at the 1997 Annual Meeting of Shareholders, or at any adjournments thereof, on all matters which may come before such meeting, all as set forth in the accompanying Proxy Statement, including the proposals set forth on the reverse side of this proxy.



          IMPORTANT -- This Proxy must be signed and dated on the reverse side.

                            POGO PRODUCING COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

1.ELECTION OF DIRECTORS                                      For All
 Nominees - Tobin Armstrong,           For     Withheld      Except
 Gerrit W. Gong,                       / /       / /           / /
 J. Stuart Hunt
 and Jack A. Vickers                                     NOMINEE EXCEPTION
                                                         ____________________

2. APPROVAL OF THE APPOINTMENT OF                       For   Against   Abstain
 ARTHUR ANDERSEN LLP as independent                     / /     / /       / /
 accountants, to audit the financial
 statements of the Company for 1997.



 ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL TO APPROVE
 THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO AUDIT THE FINANCIAL STATEMENTS OF
 THE COMPANY FOR 1997.
                           The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the Annual Meeting and the 1996 Annual Report to Shareholders of Pogo Producing Company.

                           Dated: _______________________________________ , 1997

                           _____________________________________________________
                                                Signature

                           _____________________________________________________
                                                Signature
                           NOTE: Please sign exactly as your name appears on the
                           reverse side of this proxy. Joint owners should each sign. Executors, Administrators, Trustees, etc. should give their full title. Corporations should sign with their full corporate name by an authorized officer.